UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☑    Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

The Goldman Sachs Group, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Your Vote Counts! THE GOLDMAN SACHS GROUP, INC. 2026 Annual Meeting Vote by April 28, 2026 11:59 PM ET. For shares held in a Plan, vote by April 26, 2026 5:00 PM ET. GOLDMAN SACHS THE GOLDMAN SACHS GROUP, INC. 200 WEST STREET NEW YORK, NEW YORK 10282 V84196-Z92068-Z92067-P46334 You invested in THE GOLDMAN SACHS GROUP, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on April 29, 2026. Get informed before you vote View the Notice and Proxy Statement and the 2025 Annual Report to Shareholders online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 15, 2026. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote in Person at the Meeting* April 29, 2026 8:30 a.m. Mountain Time Goldman Sachs offices located at: 111 South Main Street 14th Floor Salt Lake City, Utah 84111 *Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	*Election of Directors*	
1a.	Michele Burns	For
1b.	Mark Flaherty	For
1c.	Kimberley Harris	For
1d.	John Hess	For
1e.	Kevin Johnson	For
1f.	Ellen Kullman	For
1g.	KC McClure	For
1h.	Thomas Montag	For
1i.	Peter Oppenheimer	For
1j.	David Solomon	For
1k.	Jan Tighe	For
1l.	David Viniar	For
1m.	John Waldron	For
2.	Advisory Vote to Approve Executive Compensation (Say on Pay)	For
3.	Ratification of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for 2026	For
4.	Shareholder Proposal Regarding Special Shareholder Meeting Thresholds	Against
5.	Shareholder Proposal Regarding Charitable Giving Reporting	Against
6.	Shareholder Proposal Regarding Disclosure of Energy Supply Ratio	Against
7.	Shareholder Proposal Regarding Lobbying Disclosure	Against

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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V84197-Z92068-Z92067-P46334